                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             MEDFORD BANCORP, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

--------------------------------------------------------------------------------

                             MEDFORD BANCORP, INC.
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                           TELEPHONE: (781) 395-7700


                                                                  March 24, 1998


Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Medford Bancorp, Inc. (the "Company") to be held on Monday, April 27, 1998 at 10:00 a.m., local time, at Medford Savings Bank, Five High Street, Suite 202, Medford, Massachusetts.

     The Annual Meeting has been called for the following purposes:

     1.  To elect three Directors of the Company for a three-year term.

     2. To approve the amendment of the Company's Amended Articles of Organization to limit certain monetary liabilities of Directors.

     3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 2, 1998, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.


     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT AT THE ANNUAL MEETING YOU VOTE "FOR" PROPOSALS ONE AND TWO.


                                            Very truly yours,

                                            /s/ Arthur H. Meehan
                                            -----------------------------
                                            ARTHUR H. MEEHAN
                                            Chairman, President and Chief
                                            Executive Officer

                                   IMPORTANT

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             MEDFORD BANCORP, INC.
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                           TELEPHONE: (781) 395-7700
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 1998
                            ------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medford Bancorp, Inc. (the "Company") will be held at Medford Savings Bank, Five High Street, Suite 202, Medford, Massachusetts, on Monday, April 27, 1998, at 10:00 a.m., local time, for the following purposes:


     1.  To elect three Directors of the Company for a three-year term.

     2. To approve the amendment of the Company's Amended Articles of Organization to limit certain monetary liabilities of Directors.

     3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors of the Company has fixed the close of business on March 2, 1998, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     In the event that there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company.

     The above matters are described in detail in the accompanying Proxy Statement.

                                            By Order of the Board of Directors



                                            EUGENE R. MURRAY
                                            Clerk


March 24, 1998

Medford, Massachusetts

                                   IMPORTANT

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             MEDFORD BANCORP, INC.
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                           TELEPHONE: (781) 395-7700
                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 1998
                            ------------------------

                 VOTING, REVOCATION AND SOLICITATION OF PROXIES

ANNUAL MEETING

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Medford Bancorp, Inc. (the "Company") for use at its 1998 Annual Meeting of Stockholders to be held at Medford Savings Bank, Five High Street, Suite 202, Medford, Massachusetts, on Monday, April 27, 1998, at 10:00 a.m., local time, and any adjournments or postponements thereof.

     At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following matters:

     1.  To elect three Directors of the Company for a three-year term.

     2. To approve the amendment of the Company's Amended Articles of Organization to limit certain monetary liabilities of Directors.

     3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


     The accompanying Notice of Meeting and this Proxy Statement are initially being mailed on or about March 24, 1998 to record holders of the Company's common stock as of March 2, 1998 (the "Record Date").


THE COMPANY

     The Company is a bank holding company principally conducting business through Medford Savings Bank (the "Bank"). On November 26, 1997, the Company and the Bank completed a reorganization (the "Reorganization") in which the Bank ceased to be a public company and became a wholly-owned subsidiary of the Company, and each issued and outstanding share of common stock of the Bank was converted into and exchanged for one share of common stock, $.50 par value per share, of the Company (the "Common Stock"). Moreover, options formerly exercisable for shares of the Bank's common stock are now exercisable for shares of the Company's Common Stock.

ANNUAL REPORT

     The Company's 1997 Annual Report, including the Company's Annual Report on Form 10-K, for the year ended December 31, 1997 (the "Annual Report"), which contains the Company's consolidated financial statements audited by its independent certified public accountants and their report thereon, is being delivered simultaneously with this Proxy Statement to stockholders of record of the Company as of the Record Date. The Annual Report, however, is not part of the Company's proxy soliciting material. ADDITIONAL COPIES OF THE ANNUAL REPORT, AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") (WITHOUT EXHIBITS), ARE AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE, FROM THE COMPANY. SUCH REQUESTS SHOULD BE DIRECTED TO: MEDFORD BANCORP, INC., 29 HIGH STREET, MEDFORD, MASSACHUSETTS 02155, ATTENTION: SHAREHOLDER RELATIONS.

RECORD DATE; VOTING


     The Board of Directors of the Company has fixed the close of business on March 2, 1998 as the Record Date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock of the Company at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, there were 4,549,298 shares of Common Stock of the Company issued and outstanding and entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of such date, there were approximately 1,182 holders of record of the Company's Common Stock. The holders of the Company's Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held upon each matter properly submitted to the Annual Meeting and any adjournments or postponements thereof.


PROXIES

     Holders of the Company's Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. The proxy card must be signed and dated for it to be properly executed. If the enclosed proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Executed proxies with no instruction indicated thereon will be voted "FOR" Proposal One (the election of the three nominees of the Board of Directors of the Company) and "FOR" Proposal Two (the amendment of the Amended Articles of Organization). In their discretion, the persons named in the proxy card are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. A stockholder of record may, however, revoke a proxy at any time prior to the voting thereof on any matter by filing with the Clerk of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention: Shareholder Relations.

     In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, Directors and employees of the Company who will not be specially compensated for such solicitation activities. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The Company has also retained Corporate Investor Communications, a proxy soliciting firm, to assist in the solicitation of proxies at a fee of approximately $4,000, plus reimbursement of certain out-of-pocket costs. The cost of soliciting proxies, including the fee of Corporate Investor Communications, will be borne by the Company.

QUORUM AND STOCKHOLDER VOTE REQUIRED


     The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, (i) a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for Director and (ii) at least 66 2/3% of the total votes eligible to be cast at the Annual Meeting is necessary to amend the Company's Amended Articles of Organization.


     In accordance with the By-laws of the Company and applicable state law, abstentions, votes withheld for director nominees and broker non-votes (that is, shares represented at the meeting which are held by a broker or other nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote for the purpose of determining whether quorum is present. Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, (i) will have no effect on the outcome of Proposal One, and (ii) will have the effect of negative votes for Proposal Two.

\
                                  PROPOSAL ONE

                         ELECTION OF CLASS OF DIRECTORS

     The Board of Directors of the Company currently consists of ten members and is divided into three classes. One of the three classes of Directors consists of four members and two classes consist of three members. The term of office of the Directors in one of the classes expires in each year, and their successors are elected at each annual meeting of stockholders for a term of three years and until their successors are elected and qualified. The terms of Paul J. Crowley, Edward J. Gaffey, Andrew D. Guthrie, Jr., M.D. as Directors of the Company expire in 1998.

     At the Annual Meeting, three persons will be elected Directors of the Company to serve for a three-year term until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors of the Company has nominated Paul J. Crowley, Edward J. Gaffey, Andrew
D. Guthrie, Jr., M.D. for reelection as Directors of the Company for three-year terms.

     Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy "FOR" the election of each of the nominees named above as Directors of the Company. The Board of Directors believes that each of the nominees will stand for election and, if elected, will serve as a Director. However, if any nominee fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES PROPOSED BY MANAGEMENT FOR DIRECTORS NAMED HEREIN.

                                   DIRECTORS

     The following table sets forth as of January 1, 1998, information supplied by each person who is currently a Director and/or a nominee for election as a Director of the Company with respect to such person's age, principal occupation for the past five years and the year in which the person began serving as a Director or Trustee of the Bank (prior to the Reorganization).

       NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR A THREE-YEAR TERM

                                             DIRECTOR
                NAME                   AGE    SINCE                  PRINCIPAL OCCUPATION
                ----                   ---   --------                --------------------
Paul J. Crowley......................  67      1993     Founder and Chairman Emeritus of Computer
                                                        Partners and former President of C.S.C.
                                                        Consulting Group (retired)

Edward J. Gaffey.....................  60      1984     President of Country Way Trust; former
                                                        President and Treasurer of Edward J. Gaffey &
                                                        Sons, Inc., operating funeral homes in Medford,
                                                        Arlington and Scituate, Massachusetts

Andrew D. Guthrie, Jr., M.D..........  68      1983     Physician, President of Mistick Pediatric
                                                        Associates

          DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 1999 ANNUAL MEETING

                                             DIRECTOR
                NAME                   AGE    SINCE                  PRINCIPAL OCCUPATION
                ----                   ---   --------                --------------------
David L. Burke.......................  54      1995     President and Treasurer of Boston Steel &
                                                        Manufacturing Company in Malden, Massachusetts

Mary Lou Doherty.....................  72      1983     Assistant Principal, Medford school system
                                                        (retired)

Arthur H. Meehan.....................  62      1992     Chairman of the Board of Directors of the
                                                        Company and the Bank; President and Chief
                                                        Executive Officer of the Company; President,
                                                        Chief Executive Officer and a Director of the
                                                        Bank since 1993

Eugene R. Murray.....................  65      1979     Clerk of the Company and of the Bank;
                                                        Underwriting Manager of Boston Office of Cigna
                                                        Special Risk Facilities (retired)

          DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2000 ANNUAL MEETING

                                             DIRECTOR
                NAME                   AGE    SINCE                  PRINCIPAL OCCUPATION
                ----                   ---   --------                --------------------
Edward D. Brickley...................  62      1973     Manager of Corporate International Accounting
                                                        at Polaroid Corporation in Cambridge,
                                                        Massachusetts (retired)

Robert A. Havern, III................  48      1981     Attorney in private practice in Arlington,
                                                        Massachusetts; Member of State Legislature of
                                                        the Commonwealth of Massachusetts since 1987

Francis D. Pizzella..................  70      1976     Attorney at law; President of Savings Bank Life
                                                        Insurance Company of Massachusetts and
                                                        President of the Savings Bank Employees
                                                        Retirement Association (retired)

THE BOARD OF DIRECTORS, ITS COMMITTEES AND COMPENSATION

     The following is a description of the Executive, Audit, Compensation and Options Committees of the Board of Directors of the Company. The Board of Directors acts as a nominating committee, selecting nominees for election or reelection as Directors and officers. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's By-Laws. See "STOCKHOLDER PROPOSALS" for a summary of these requirements.

     Prior to February 24, 1998, each of the members of the Company's Executive Committee, Audit Committee and Compensation and Options Committee also served as a member of the equivalent committee of the Bank. Beginning on February 24, 1998, the Bank's Audit Committee and Compensation and Options Committee ceased to exist.

     Executive Committee. The Bank's Executive Committee met 14 times and the Company's Executive Committee did not meet during fiscal year 1997. The members of the Executive Committees of the Company and of the Bank during 1997 were Messrs. Meehan (Chairman), Crowley, Gaffey, Murray and Pizzella. The Executive Committee is vested with the authority of the Board of Directors in most matters between meetings of the Board of Directors. Except for Mr. Meehan, who received no compensation for his service, members of the Bank's Executive Committee received $400 for each meeting they attended during fiscal year 1997, as well as annual fee of $8,600.

     Audit Committee. The Bank's Audit Committee met 6 times and the Company's Audit Committee did not meet during fiscal year 1997. The members of the Audit Committees of the Company and of the Bank were Messrs. Gaffey (Chairman and Clerk), Brickley and Pizzella. The Audit Committee reviews the financial statements and the scope of the annual audit, monitors internal financial and accounting controls, and recommends to the Board of Directors of the Company the appointment of independent certified public accountants. Members of the Bank's Audit Committee received $450 (the Clerk received an additional fee of $125 per meeting) for each meeting they attended during fiscal year 1997 and an annual fee of $2,400.

     Compensation and Options Committee. The Bank's Compensation and Options Committee met 4 times and the Company's Compensation and Options Committee did not meet during fiscal year 1997. The Compensation and Options Committees of the Company and of the Bank consist of Messrs. Murray (Chairman), Burke, Crowley, Gaffey, and Pizzella. The Compensation and Options Committee establishes salary increases and other compensation-related issues for the Chairman, President and Chief Executive Officer, and reviews the proposed salary increases of all other senior executives and all officers as a group. The Compensation and Options Committee also determines, pursuant to the Medford Bancorp, Inc. Stock Option Plan, the persons to whom options will be granted, the number of shares underlying the options, the types of options and other terms and conditions of the options. Members of the Bank's Compensation and Options Committee received $450 for each meeting they attended during fiscal year 1997.

     The Board of Directors of the Bank held 12 meetings during fiscal year 1997. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Bank of which he or she was a member. Except for Mr. Meehan, who received no compensation for his service, directors of the Bank received $650 for each meeting of the Board of Directors that they attended.

     The Board of Directors of the Company held 2 meetings during fiscal 1997. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors of the Company. Except for Mr. Meehan, who received no compensation for his service, directors of the Company received $325 for each meeting of the Board of Directors that they attended.

     Pursuant to the Company's Directors Deferred Compensation Plan for Outside Directors, non-employee Directors may defer payment of all or any part of annual fees, meeting fees, committee fees, and other payments for services rendered by the Directors ("Fees") and may invest such Fees in the Company's Common Stock. Under this plan, Fees earn interest and dividends and are payable at the Director's election in installments over a three-year period following the Director's retirement from the Board of Directors, death, or disability.

                 OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS

     The following table sets forth certain information with respect to the number of shares of the Company's Common Stock beneficially owned as of January 1, 1998 by the Chairman, President and Chief Executive Officer, the other four most highly compensated executive officers (including executive officers of the Bank), each Director and all Directors and executive officers as a group.


                                                           AMOUNT AND NATURE OF      PERCENTAGE OF
                                                                BENEFICIAL            OUTSTANDING
EXECUTIVES                                                  OWNERSHIP(1)(2)(3)       COMMON STOCK
----------                                                 --------------------      -------------
Arthur H. Meehan.........................................        132,691(4)              2.92
  Chairman, President, Chief Executive Officer
  and Director of the Company
Phillip W. Wong..........................................         32,210                  *
  Senior Vice President, Chief Financial Officer
  and Treasurer of the Company
George A. Bargamian......................................         37,450                  *
  Senior Vice President of the Bank
Eric B. Loth.............................................         30,616                  *
  Senior Vice President of the Bank
William F. Rivers........................................         41,346(5)               *
  Senior Vice President of the Bank

DIRECTORS
---------
Edward D. Brickley.......................................         15,687(6)               *
David Burke..............................................          2,677                  *
Paul J. Crowley..........................................         51,784(7)              1.14
Mary Lou Doherty.........................................         10,036                  *
Edward J. Gaffey.........................................         51,613(8)              1.13
Andrew D. Guthrie........................................         23,467                  *
Robert A. Havern.........................................         16,198                  *
Eugene R. Murray.........................................         36,100                  *
Francis D. Pizzella......................................         75,294(9)              1.66
All Directors and Executive Officers as a Group
  (15 persons)...........................................        564,596                12.41


------------------------

  * Less than 1%

(1) Unless otherwise noted in the footnotes to this table, each of the Directors, nominees and executive officers has sole or shared voting and investment power for the shares of Common Stock beneficially owned by him/her. The amounts set forth for Messrs. Meehan, Wong, Bargamian, Loth and Rivers include 4,532, 1,209, 5,698, 24, and 10,741 shares, respectively, allocated to their accounts under the Bank's Employees' Stock Ownership Plan (the "ESOP").

(2) The shares of Common Stock in this column include those shares which may be acquired by the persons or group indicated pursuant to the exercise of stock options within 60 days of January 1, 1998.


(3) This share ownership includes shares of Common Stock allocated to the account of Directors under the Deferred Investment Plan for Outside Directors. Under this plan 3,416, 627, 4,388, 14,493, 8,071, 14,434 and
    13,547 shares of Common Stock had been allocated to the accounts of Messrs. Brickley, Burke, Crowley, Gaffey, Guthrie, Murray and Pizzella, respectively.


(4) Mr. Meehan also has interest in a 401(k) Plan Share Fund which may invest in the Company's stock. He does not have voting power over the shares, but does have the right to dispose of them.

(5) Mr. Rivers also has an interest in a 401(k) Plan Share Fund which may invest in the Company's stock. He does not have voting power over the shares, but does have the right to dispose of them.

(6) Of the shares of Common Stock listed as owned by Mr. Brickley, 3,534 shares are owned by Mr. Brickley's wife. Mr. Brickley disclaims beneficial ownership of these shares.

(7) Of the shares of Common Stock listed as owned by Mr. Crowley, 5,000 shares are owned by Mr. Crowley's wife. Mr. Crowley disclaims beneficial ownership of these shares.

(8) Of the shares of Common Stock listed as owned by Mr. Gaffey, 10,100 shares are owned by Mr. Gaffey's wife. Mr. Gaffey disclaims beneficial ownership of these shares.

(9) Of the shares of Common Stock listed as owned by Mr. Pizzella, 16,127 shares are owned by Mr. Pizzella's wife. Mr. Pizzella disclaims beneficial ownership of these shares.

     The following table presents information as to the entities known to the Company to be beneficial owners of more than five percent of the Common Stock of the Company as of December 31, 1997.


                                                              AMOUNT AND NATURE    PERCENTAGE OF
                                                                OF BENEFICIAL       OUTSTANDING
            NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNERSHIP        COMMON STOCK
            ------------------------------------              -----------------    -------------
Dimensional Fund Advisors Inc...............................       335,500(1)          7.37
  1299 Ocean Avenue, 11th Floor, Santa Monica, California
  90401

Investors Bank and Trust Bank, in its capacity as Trustee of the Medford Savings Bank Employees' Stock Ownership
  Plan......................................................       250,245(2)          5.50
  24 Federal Street, Boston, Massachusetts 02110


---------------

(1) The Company has relied upon the information set forth in the Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc. ("Dimensional"), for beneficial ownership of shares of Common Stock as of December 31, 1997, all of which are held in portfolios of DFA Investment Dimensions Group Inc., an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act"), or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares of Common Stock. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group, Inc., (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-ended management investment company registered under the 1940 Act. In their capacity as officers of the Fund and the Trust, these persons vote 38,200 additional shares which are owned by the Fund and 54,100 shares which are owned by the Trust (both included in the beneficial ownership number of Dimensional).

(2) The Company has relied on information furnished by the Trustee of the ESOP to the Company.

                             EXECUTIVE COMPENSATION

     Executive officers of the Company currently receive no compensation in their capacities as executive officers of the Company but are compensated as employees of the Bank.

     The following table sets forth information concerning the compensation for services rendered in all capacities during the three fiscal years through 1997 earned by the Chairman, President and Chief Executive Officer, and the four other most highly compensated executive officers of the Bank (who, in the case of Messrs. Meehan and Wong, are also officers of the Company).

I.  SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                              AWARDS(3)
                                                                             ------------       ALL
                                                ANNUAL COMPENSATION(1)        SECURITIES       OTHER
                                            ------------------------------    UNDERLYING       ANNUAL
NAME AND PRINCIPAL POSITION WITH THE BANK   YEAR   SALARY($)   BONUS(2)($)    OPTIONS(#)    COMPENSATION
-----------------------------------------   ----   ---------   -----------    ----------    ------------
Arthur H. Meehan,                           1997   $380,000      $75,000        5,000         $100,961(4)
  Chairman, President and                   1996    345,000       60,000         None           38,375(4)
  Chief Executive Officer                   1995    300,000       50,000         None           63,841(4)

Phillip W. Wong,                            1997   $125,000      $25,000        2,000         $  2,250(5)
  Executive Vice President,                 1996    114,000       25,000         None            2,085(5)
  Chief Financial Officer,                  1995    104,000       25,000         None           11,162(5)
  and Treasurer

George A. Bargamian,                        1997   $118,000      $15,000        2,000         $  2,040(6)
  Senior Vice President                     1996    110,000       18,000         None            1,950(6)
                                            1995    101,000       20,000         None           10,859(6)

Eric B. Loth,                               1997   $116,000      $15,000        2,000         $  1,890(7)
  Senior Vice President                     1996    110,000       10,000         None            1,725(7)
                                            1995    102,500        5,000         None              515(7)

William F. Rivers,                          1997   $110,000      $15,000        2,000         $  1,905(8)
  Senior Vice President                     1996    103,000       17,000         None            1,845(8)
                                            1995     97,000       20,000         None           10,706(8)

---------------

(1) Excludes the value of certain perquisites and benefits furnished by the Company or Bank to its executive officers to facilitate the conduct of its business. The aggregate amount of such benefits for each executive officer did not exceed the lesser of $50,000 or 10% of the compensation reported in the table for such individual.

(2) Amounts paid under the Bank's Incentive Compensation Program for services rendered in the year reported.

(3) None of the executives listed received any restricted stock awards or LTIP payouts during the three years reported.

(4) A contribution of $2,375, $2,375 and $2,310 was made to Mr. Meehan's 401(k) account in 1997, 1996 and 1995, respectively. A contribution of $19,531 was made to Mr. Meehan's account in the ESOP in 1995. A contribution of $42,739, $36,000 and $42,000 was made to Mr. Meehan's Supplemental Executive Retirement Plan in 1997, 1996 and 1995, respectively. A contribution of $55,847 was made to Mr. Meehan's Executive Supplemental Benefit Agreement in 1997.

(5) A contribution of $2,250, $2,085 and $1,935 was made to Mr. Wong's 410(k) account in 1997, 1996 and 1995, respectively, and a contribution of $9,227 was made to Mr. Wong's account in the ESOP in 1995.

(6) A contribution of $2,040, $1,950 and $1,846 was made to Mr. Bargamian's 401(k) account in 1997, 1996 and 1995, respectively, and a contribution of $9,013 was made to Mr. Bargamian's account in the ESOP in 1995.

(7) A contribution of $1,890, $1,725 and $515 was made to Mr. Loth's 401(k) account in 1997, 1996 and 1995, respectively.

(8) A contribution of $1,905, $1,845 and $1,830 was made to Mr. Rivers' 401(k) account in 1997, 1996 and 1995, respectively, and a contribution of $8,876 was made to Mr. Rivers' account in the ESOP in 1995.

II.  STOCK OPTIONS GRANTED IN FISCAL 1997

     The following table sets forth information concerning individual grants of stock options made during fiscal 1997 to each executive officer of the Company and/or the Bank listed below. Neither the Company nor the Bank granted any stock appreciation rights during fiscal 1997.

                                                                                         POTENTIAL REALIZABLE
                                  INDIVIDUAL GRANTS                                              VALUE
-------------------------------------------------------------------------------------      AT ASSUMED ANNUAL
                               NUMBER OF    PERCENTAGE OF                                RATES OF STOCK PRICE
                               SECURITIES   TOTAL OPTIONS                               APPRECIATION FOR OPTION
                               UNDERLYING     GRANTED TO     EXERCISE OR                         TERM
                                OPTIONS       EMPLOYEES      BASE PRICE    EXPIRATION   -----------------------
NAME                            GRANTED     IN FISCAL YEAR     ($/SH)         DATE        5%($)        10%($)
----                           ----------   --------------   -----------   ----------     -----        ------
Arthur H. Meehan.............    5,000           18.5%         $39.50       12/22/07     $124,207     $314,764
Phillip W. Wong,.............    2,000            7.4%         $39.50       12/22/07     $ 49,683     $125,906
George A. Bargamian..........    2,000            7.4%         $39.50       12/22/07     $ 49,683     $125,906
Eric B. Loth.................    2,000            7.4%         $39.50       12/22/07     $ 49,683     $125,906
William F. Rivers............    2,000            7.4%         $39.50       12/22/07     $ 49,683     $125,906

III.  OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth the aggregate number of stock options exercised by each executive officer of the Company and/or the Bank listed below and, for each such executive officer, the number of exercisable and unexercisable stock options and the value of exercisable and unexercisable "in-the-money" stock options at the end of fiscal 1997.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUE


                                                                         NUMBER OF        VALUE OF
                                                                        SECURITIES       UNEXERCISED
                                                                        UNDERLYING      IN-THE-MONEY
                                                                        UNEXERCISED   SECURITIES UNDER-
                                                                          OPTIONS       LYING OPTIONS
                                                                       AT FY-END(#)     AT FY-END($)
                                      SHARES ACQUIRED                  ------------   -----------------
                                        ON EXERCISE        VALUE       EXERCISABLE/     EXERCISABLE/
NAME                                        (#)        REALIZED($)(1)  UNEXERCISABLE  UNEXERCISABLE(1)
----                                  ---------------  --------------  -------------  ----------------
Arthur H. Meehan....................        -0-             -0-         86,892/5,000    $2,384,139/-0-
Phillip W. Wong.....................        -0-             -0-         30,000/2,000      $851,250/-0-
George A. Bargamian.................        -0-             -0-         23,000/2,000      $783,438/-0-
Eric B. Loth........................        -0-             -0-         30,000/2,000      $611,250/-0-
William F. Rivers...................        -0-             -0-         25,500/2,000      $868,594/-0-


---------------

(1) Market value of underlying securities at exercise or year-end, minus the exercise or base price. Market value is calculated on the basis of the closing price for the Common Stock on NASDAQ of $39.25 on December 31, 1997.

PENSION PLAN

     The Bank provides a non-contributory qualified retirement plan for its eligible employees through the Savings Banks Employees Retirement Association. The retirement plan provides that the retirement benefit provided to any participant will be based on the average of the highest three consecutive years of cash compensation during the participant's employment at the Bank.

     The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions in effect on December 31, 1997. The benefits listed in the table are not subject to any deduction for Social Security or other offset amount.

                                                                 ANNUAL PENSION BENEFIT
                                                             BASED ON YEARS OF SERVICE(1)(2)
                                                       -------------------------------------------
                                                                                          25 OR
AVERAGE COMPENSATION                                   10 YEARS   15 YEARS   20 YEARS   MORE YEARS
--------------------                                   --------   --------   --------   ----------
$60,000..............................................     9,342    14,013     18,684      23,354
 80,000..............................................    13,042    19,563     26,084      32,604
100,000..............................................    16,742    25,113     33,484      41,854
120,000..............................................    20,442    30,663     40,884      51,104
140,000..............................................    24,142    36,213     48,284      60,354
150,000..............................................    25,992    38,988     51,984      64,979

---------------

(1) The annual pension benefit is computed on the basis of a straight-life annuity.

(2) Federal law does not permit qualified pension plans to recognize compensation in excess of $160,000 for plan years beginning in 1997 or to pay an annual benefit in excess of $125,000 for plan years beginning in 1997.

     The number of credited years of service at December 31, 1997 and the estimated credited years at age 65, (the maximum number of credited service years is 25 years) respectively, for purposes of the retirement plan for the following executive officers were: Mr. Meehan 6 and 9; Mr. Wong 5 and 23; Mr. Bargamian 10 and 25; Mr. Loth 3 and 13 and Mr. Rivers 24 and 25.

EMPLOYMENT CONTRACT, SPECIAL TERMINATION AGREEMENTS, OTHER AGREEMENTS

     The Bank and the Company entered into an amended and restated employment agreement with Mr. Meehan, effective November 26, 1997, to include the Company as a party (the "Amended and Restated Agreement"). Although the Amended and Restated Agreement has an initial term of three years, on April 27, 1998, and on each successive anniversary of that date, unless the Company and the Bank, or Mr. Meehan, have previously given the specified notice to the other of its or his election not to extend the Agreement, an additional one-year period will be added to the Amended and Restated Agreement. The Amended and Restated Agreement provides that Mr. Meehan will receive minimum annual compensation equal to a current base salary ($420,000 as of January 1, 1998), subject to no less than an annual cost of living increase, in addition to all regular benefits provided by the Bank and any sums that may be awarded under the Bank's discretionary bonus plan. Under the terms of the Amended and Restated Agreement, the Company and the Bank may terminate Mr. Meehan's employment, without incurring any continuing obligations to him, at any time for "cause," which is defined by the Amended and Restated Agreement to mean his deliberate dishonesty to the Company or the Bank, conviction of a crime involving moral turpitude, or gross and willful failure to perform his duty. If the Company and the Bank terminate Mr. Meehan's employment for any reason other than "cause," or if Mr. Meehan terminates his employment under certain conditions, the Company and the Bank will remain obligated to continue providing the compensation and benefits specified in the Amended and Restated Agreement for the duration of what otherwise would have been the term of the Amended and Restated Agreement.

     The Bank entered into amended and restated special termination agreements with each of Messrs. Meehan, Wong, Bargamian, Loth and Rivers, effective November 26, 1997, to include certain references to change in control (as defined in the Amended and Restated Special Termination Agreements) of the Company (the "Special Termination Agreements"). In addition, the Special Termination Agreements of Messrs. Meehan and Wong include the Company as a party. The Special Termination Agreements provide that (A) if there is a Change in Control and (B) if, at any time during the three-year period following such Change in Control, the Bank (and the Company, in the case of Messrs. Meehan and Wong) terminates the contracting officer's employment for any reason other than for "cause" (as defined in the Special Termination Agreement), or the contracting officer terminates his own employment following (i) his demotion; (ii) his loss of title, office or significant authority; (iii) a reduction in his annual base salary; (iv) the failure to pay the officer his current or deferred compensation for seven days; (v) the failure to continue in effect any material compensation, incentive, bonus or benefit plan, unless an alternative equitable arrangement is agreed upon; (vi) the failure to continue to provide the officer with certain benefits; or (vii) the failure to obtain a satisfactory agreement from any successor to assume and agree to perform the Special Termination Agreements, the officer will be entitled to receive the severance benefits provided to him in his respective agreement as described below. In the case of such a termination, Mr. Meehan would be entitled to receive a lump sum payment in an amount equal to approximately three times his average annual compensation over the five previous years of his employment with the Bank, and each of Mr. Wong, Bargamian, Loth and Rivers would be entitled to receive an amount equal to approximately two times his average annual compensation over the same period.

     The Bank entered into a Supplemental Executive Retirement Plan with Mr. Meehan, effective November 1, 1994. The agreement is designed to provide the benefits which he would have been entitled to under defined benefit plans but for the reduction in the IRC 401(a)(17) compensation ceiling to $150,000 effective November 1, 1994.

     The Bank also entered into an Executive Supplemental Benefit Agreement with Mr. Meehan, effective October 28, 1997. The Executive Supplemental Benefit Agreement generally provides for fifteen annual payments of $70,000 to Mr. Meehan upon his retirement or to a beneficiary if Mr. Meehan dies before receiving all fifteen annual payments. The annual payments are conditioned upon Mr. Meehan's fulfilling certain specified duties to render services to the Bank in an advisory or consulting capacity at the request of the Bank.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report, as ratified by the Company's Compensation and Options Committee, reflects the work of the Bank's Compensation and Options Committee, all members of which were also members of the Company's Compensation and Options Committee.

     The Company's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management.


     At the end of each fiscal year, the Compensation and Options Committee reviews the performance of the Chairman, President and Chief Executive Officer (the "CEO"), evaluates the performance of the Company, and establishes an appropriate salary increase for recommendation to and approval by the Board of Directors. In addition, the Compensation and Options Committee reviews the proposed salary increases for all other senior executives, and all officers as a group. In establishing the salary for the CEO, the Compensation and Options Committee (i) considers financial performance data, including, without limitation, return on assets, return on equity, asset growth and quality, and capital position, (ii) utilizes a comparison of the compensation package for comparable positions in financial institutions within the Company's peer group provided by outside consulting services and (iii) makes a subjective evaluation of the individual performance of the CEO in carrying out his or her duties and responsibilities. The committee's salary practice is to compensate the CEO to attract and retain a qualified incumbent.


     Additional short-term incentives can be earned through a discretionary bonus plan, administered by the Compensation and Options Committee. Senior executive officers as well as other officers are eligible to receive a bonus payable prior to the end of the first quarter of the following year if the Company or the Bank meets or exceeds certain base standards and individual performance warrants consideration. The base standards for 1997 were the budgeted financial goals and results of the Company and the Bank, which included earnings per share as well as other financial achievements, and the discretionary evaluation of individual performance and contributions towards those results.

     Long-term incentives are provided through the grant of stock options. These plans are administered by the Compensation and Options Committee, which has the authority to determine the individuals to whom and the terms at which option grants are made. Options are granted to individuals to reward significant contributions to company performance or to attract and retain qualified individuals. Both "incentive stock options" and "nonqualified stock options" may be granted pursuant to these plans. All options granted under these plans are required to have an exercise price per share equal to at least the fair market value of a share of Common Stock on the date the option is granted and generally vest over a period of at least three years.


     Based upon a review of the performance of the Company and Mr. Meehan's performance, which review was conducted at Committee meetings in January, October and December 1997, Mr. Meehan's salary was increased effective January 1, 1998 from $380,000 to $420,000. Additionally, in October 1997, the Bank entered into an Executive Supplemental Benefit Agreement with Mr. Meehan, which provides for certain retirement benefits. Finally, Mr. Meehan was granted 5,000 stock options and awarded a cash bonus of $75,000 in December 1997. Mr. Meehan's compensation was based on the Company's overall profitability, the performance of the Company's core banking business, the Company's asset growth, and the Company's share price performance. More specifically, the Committee acknowledged that the Company achieved record net income of $11.4 million for 1997, an increase of $961,000 over 1996 levels. Earnings per share for 1997 also increased -- 20 cents or 8.7% compared to the previous year. At year end, total assets increased 9.3% from the prior year and total deposits increased 3.7% to $821.7 million. The stock price at year end increased to $39.25 from $25.75 per share at the end of 1996. Furthermore, return on equity increased from 11.72% to 11.81%. In addition, the Committee reviewed comprehensive surveys obtained from outside consulting services, as well as compensation information of a select peer group, comparing Mr. Meehan's overall compensation to that of chief executive officers of comparable banking institutions in the Northeast, Massachusetts and the local peer group.



     Messrs. Wong, Bargamian, Loth and Rivers were also granted salary increases effective January 1, 1998 based upon their individual performance and that of the Company, as described above. In addition, Messrs. Wong, Bargamian, Loth and Rivers were granted stock options and awarded a cash bonus in December 1997 based upon assessments of individual performance as well as comparison to peer group compensation packages.


     This report is provided by Messrs. Burke, Crowley, Gaffey, Murray and Pizzella, the members of the Compensation and Options Committees of the Company and of the Bank during fiscal year 1997.

                RELATIONSHIPS AND TRANSACTIONS WITH THE COMPANY

     Certain Directors and officers of the Company and the Bank and members of their immediate family are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business. In addition, certain of the Directors are at present, as in the past, also directors, officers or stockholders of corporations or members of partnerships that are customers of the Bank and have transactions with the Bank in the ordinary course of business. Such transactions with Directors and officers of the Company and the Bank and their families and with such corporations and partnerships were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other features unfavorable to the Bank.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock (or the Bank's common stock, prior to the Bank's Reorganization), based on the market price of the Company's (or Bank's) common stock and assuming reinvestment of dividends, with the total return of companies within the Standard & Poor's 500 Stock Index and the Keefe, Bruyette & Woods ("KBW") New England Bank Index. The calculation of total cumulative return assumes a $100 investment in the Company's (or Bank's) common stock, the S&P 500 and the KBW New England Bank Index on December 31, 1992.

                                      [CHART]


                                1992        1993       1994       1995       1996       1997
                                ----        ----       ----       ----       ----       ----
Medford Savings Bank/
  Medford Bancorp, Inc.       $100.00     $130.09     $137.41    $211.25    $261.91    $410.39
% change                                    30.09        5.63      53.74      23.98      56.69
S&P 500                       $100.00     $110.02     $111.51    $153.26    $188.36    $251.12
% change                                    10.02        1.35      37.44      22.90      33.32
KBW New England Bank Index    $100.00     $133.51     $134.40    $209.77    $289.74    $498.12
% change                                    33.51        0.67      56.08      38.12      71.92



            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations, the Company's executive officers and directors must file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market, Inc. and furnish the Company with copies of all Section 16(a) reports they file. Prior to the Reorganization, the Bank's executive officers and directors were required to file analogous reports with the Federal Deposit Insurance Corporation. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, no executive officer or director of either the Bank or the Company failed to file any such reports.

                                  PROPOSAL TWO

           APPROVAL OF AMENDMENT OF AMENDED ARTICLES OF ORGANIZATION
               TO LIMIT CERTAIN MONETARY LIABILITIES OF DIRECTORS


     The Board of Directors has determined that the ability of the Company to continue to attract and retain qualified Directors will be enhanced by amending the Company's Amended Articles of Organization to limit the personal liability of Directors to the extent permitted by Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws ("Section 13(b)"). The Directors of the Company have approved an amendment to the Company's Amended Articles of Organization that would add a new Article to read in its entirety as follows:


          "ARTICLE VI(K). Limitation of Liability of Directors.

          No director of Bancorp shall be personally liable to Bancorp or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to Bancorp or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

          The provisions of this Article shall not eliminate or limit the liability of a director of Bancorp for any act or omission occurring prior to the date on which this Article became effective. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of Bancorp under this Article for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Law is hereafter amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of Bancorp shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended."

     Section 13(b), which has a counterpart under Delaware law and has been implemented routinely by companies since becoming effective in 1986, provides the statutory right for a Massachusetts corporation to include in its articles of organization a provision that generally eliminates or limits the ability of the corporation and its stockholders to recover monetary damages from a director for breach of fiduciary duty as a director. The 1986 amendment which added
Section 13(b) reflected a significant concern that directors may be subjected to unwarranted personal liability for business decisions made in good faith. Directors have traditionally relied on the so-called "business judgment rule" to protect them from liability for business decisions that are reasonable and made in good faith, but that later turn out to have adverse consequences and are subsequently alleged to have been negligent. The proposed amendment does not change the fiduciary duty of directors to act in good faith and in a manner they reasonably believe to be in the best interests of the corporation and with such care as an ordinary prudent person in a like position would use under similar circumstances, as set forth in Section 65 of the Massachusetts Business Corporation Law. Directors continue to be subject to equitable remedies for breach of their duty of care, such as injunctive relief or rescission. In other words, the proposed amendment would not eliminate the duty of care; it would only eliminate monetary damage awards occasioned by a breach of that duty.

     The proposed amendment does not eliminate or limit, however, the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for authorizing in violation of Sections 61 or 62 of the Massachusetts Business Corporation Law dividends or distributions to stockholders, stock redemptions, or loans to officers or directors of the corporation which are not repaid, or
(iv) for any transaction from which the director derived an improper personal benefit. The proposed amendment also would not limit the liability of a director who is also an officer of a corporation for claims based on his acts or omissions as an officer. Furthermore, the proposed amendment would not eliminate or limit the liability of directors for acts or omissions occurring prior to the effective date of the amendment. In addition, the SEC has taken the position that the proposed amendment would not limit the monetary liability of Directors of the Company for violations of the federal securities laws.

     The proposed amendment would supplement the protection presently provided to Directors by the indemnification provisions in the Company's Amended Articles of Organizations and by its director and officer indemnity insurance ("D&O insurance"). The indemnification provisions presently contained in the Company's Amended Articles of Organization provide that Directors are entitled to reimbursement for their damages and expenses in any claim or lawsuit in which they are involved as a result of serving as a Director unless they are adjudicated or otherwise determined not to have acted in good faith in the reasonable belief that their action was in the best interests of the Company. These provisions might under certain circumstances permit Directors to claim indemnity for monetary damages payable to the Company or its stockholders for negligent acts or omissions made in good faith, but it is uncertain whether a court would allow Directors to recover indemnity for such damages. The ability of directors of corporations to assert successfully indemnity claims may also be limited by securities laws, public policy considerations, the insolvency of the corporation or the risk of revocation or denial of indemnification by a successor board of directors. In response to these situations, the proposed amendment would provide significant protection to Directors of the Company against claims for monetary damages.

     Additional protection may be available under the Company's D&O insurance. However, it is possible that future D&O insurance will provide less protection from liability for the Directors than in the past and at a greater expense to the Company, or that the Company may have to terminate this insurance since its cost is no longer reasonable relative to its benefits. The resulting increase in the exposure of the Directors may limit the Company's ability to continue to attract and retain qualified Directors who are unwilling to expose their personal assets to such risks.

     Although the Directors recognize that adoption of the proposed amendment will benefit them and their successors, that they may be deemed to have an interest in this matter, and that the Company has not yet experienced difficulty in attracting qualified persons to serve as Directors, the Directors nevertheless believe that the proposal is appropriate to promote maintenance of an effective corporate governance system that encourages independent judgment and reasonable risk-taking by the Directors for the benefit of the Company and its stockholders.


     If approved by the stockholders, the proposed amendment will become effective upon the filing of Articles of Amendment with the Secretary of State of the Commonwealth of Massachusetts, which filing would take place shortly after the Annual Meeting of Stockholders. Once effective, any modification or repeal of the proposed Article would require the approval of at least 66 2/3% of the total votes eligible to be cast at a duly constituted meeting.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY'S AMENDED ARTICLES OF ORGANIZATION.

                                  ACCOUNTANTS

     The firm of Wolf & Company, P.C. served as the Company's independent public accountants for the year ended December 31, 1997 and is expected to serve as the Company's independent public accountants for 1998. Representatives of Wolf & Company, P.C. are expected to be present at the Annual Meeting to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

                                 OTHER MATTERS

     It is not anticipated that any matters other than those set forth in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS


     Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received in writing by the Company at its principal executive offices on or before November 24, 1998 in order to be included in its proxy statement and form of proxy relating to the 1999 Annual Meeting. The Company's By-Laws also provide that any stockholder wishing to have a proposal or director nomination considered at the 1999 Annual Meeting must provide written notice of such proposal or director nomination, along with appropriate supporting materials as set forth in the Company's By-laws, to the Clerk of the Company at the Company's principal executive office not less than 75 days nor more than 120 days prior to April 27, 1999; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before April 27, 1999 or more than 60 days after April 27, 1999, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such Annual Meeting, or (b) the 15th day following the day on which public disclosure of the date of such Annual Meeting is first made by the Company. Any proposals or nominations that are not received during this period will not be considered at the 1999 Annual Meeting. Any stockholder wishing to submit a proposal or director nomination should review the By-law requirements regarding proposals and director nominations and should submit any such proposal or director nomination and appropriate supporting documentation to: Medford Bancorp, Inc., 29 High Street, Medford, Massachusetts 02155, Attention: Shareholder Relations.



March 24, 1998

                                                                  March 24, 1998


Dear Plan Participant:

     The enclosed information pertains to the voting of your shares of common stock of Medford Bancorp, Inc. (the "Company"), the holding company of Medford Savings Bank (the "Bank"), on matters to be acted upon at the 1998 Annual Meeting of Stockholders to be held on April 27, 1998. You are able to instruct the Trustee of the Medford Savings Bank Employees' Stock Ownership Plan (the "ESOP") on the voting of all full and fractional shares in your account under the ESOP.

     The following items are enclosed:

     An Annual Report of Medford Bancorp, Inc., which will enable you to review the financial condition and other information regarding the operating of the Company and the Bank during 1997.

     A Proxy Statement explaining in detail the matters to be acted upon at the Annual Meeting of Stockholders.

     A Voting Instruction Card, which enables you to instruct the voting of shares of the Company's common stock allocated to your ESOP account. The number of allocated shares you are entitled to vote is indicated on the voting instruction card.

     A Postage-Paid Envelope addressed to the Trustee for mailing the voting instruction card.

     It is very important that you complete and return this voting instruction card to the Trustee. The Trustee will vote shares allocated to your ESOP Account in accordance with your instructions.

     You may revoke your instructions by forwarding to the Trustee a later-dated instruction card or a notice of revocation of a prior instruction card, provided that such instruction card or notice of revocation is received by the Trustee on or before April 20, 1998.

     We hope that you will review the enclosed materials carefully and that you will take this opportunity to instruct the Trustee how to vote your shares. If the voting instruction card is not received by April 20, 1998, your allocated shares in the ESOP will not be voted. Your instructions to the Trustee are confidential.

Sincerely,

/s/ Arthur H. Meehan
ARTHUR H. MEEHAN
------------------------------
Chairman, President and Chief Executive Officer


Enclosures

                             MEDFORD BANCORP, INC.

   PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 1998
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Arthur H. Meehan, William F. Rivers and George A. Bargamian, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Medford Bancorp, Inc. (the "Company") held of record by the undersigned at the close of business on March 2, 1998 at the Annual Meeting of Stockholders to be held at Medford Savings Bank, Five High Street, Suite 202, Medford, Massachusetts, on Monday, April 27, 1998 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE THREE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the enclosed envelope prior to the Annual Meeting of Stockholders, April 27, 1998.

Proxy for the Annual Meeting of Stockholders to be held on April 27, 1998 (please date and sign on reverse side, and mail your proxy card promptly in the enclosed envelope).

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?
_____________________________________      _____________________________________
_____________________________________      _____________________________________
_____________________________________      _____________________________________


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------------------------------------            1. Election of three directors for a   For All  With-  For All
                  MEDFORD BANCORP, INC.                                  three year term.                    Nominees  hold   Except
----------------------------------------------------------
                                                                                  PAUL J. CROWLEY               [ ]     [ ]     [ ]
                                                                                 EDWARD J. GAFFEY
                                                                           ANDREW D. GUTHRIE, JR., M.D.

Mark box at right if an address change or comment has  [ ]               IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR
been noted on the reverse side of this card.                             NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE
                                                                         THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE
                                                                         VOTED FOR THE REMAINING NOMINEE(S).
RECORD DATE SHARES:
                                                                                                                For  Against Abstain

                                                                      2. Approval of the amendment of the       [ ]     [ ]     [ ]
                                                                         Amended Articles of Organization
                                                                         of Medford Bancorp, Inc.



                                                                         THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF
                                                                         THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS,
                                                                         THE PROXY STATEMENT WITH REPORT THERETO AND THE COMPANY'S
                                                                         1997 ANNUAL REPORT TO STOCKHOLDERS, AND HEREBY REVOKE(S)
                                                                         ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE
                                               --------------------      REVOKED AT ANY TIME BEFORE IT IS EXERCISED.
  Please be sure to sign and date this Proxy.  Date
-------------------------------------------------------------------


--Stockholder sign here------------------------Co-owner sign here--

DETACH CARD                                                          DETACH CARD



                             MEDFORD BANCORP, INC.

         Dear Stockholder,

         Please take note of the important information enclosed with this Proxy Ballot.

         Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

         Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

         Your vote must be received prior to the Annual Meeting of Stockholders, April 27, 1998.

         Thank you in advance for your prompt consideration.